UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ALERIS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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EXPLANATORY NOTE

This Amendment to Schedule 14A is being filed to:

•	correct a mistake contained in the Proxy Statement concerning the background and business experience of one of the directors of Aleris International, Inc., and

•	add disclosures regarding the Board of Directors’ previous determination that the simultaneous service of two directors on audit committees of more than three public companies would not impair the ability of those directors to serve on the Audit Committee of Aleris International, Inc.

25825 Science Park Drive

Suite 400

Beachwood, Ohio 44122

April 25, 2005

Dear Stockholder:

You were recently sent a Proxy Statement dated April 15, 2005 of Aleris International, Inc. for our Annual Meeting of Stockholders to be held on May 19, 2005.

Since mailing the Proxy Statement, we have determined that certain information contained in the Proxy Statement was incorrect and that we should provide additional disclosure regarding another matter.

Accordingly, please be advised as follows:

•	On page 3 of the Proxy Statement, in the third sentence of the paragraph containing the description of the background and business experience of John E. Merow, one of our directors, we had incorrectly stated that Mr. Merow “is currently a Senior Partner with the law firm of Sullivan & Cromwell, LLP.” That sentence should have stated that Mr. Merow “is currently a Senior Counsel with the law firm of Sullivan & Cromwell, LLP.”

•	On page 4 of the Proxy Statement, in describing the functions of our Audit Committee and the qualifications of its members, the following information is provided:

In addition to his service on Aleris’ Audit Committee, Mr. Kesler serves on the audit committees of ElkCorp, Triad Hospitals, Inc. and CellStar Corp. Also, Mr. Merow serves on the audit committees of each of the 23 investment companies in the Seligman Group Investment Companies, in addition to his serving as a member of Aleris’ Audit Committee. As required by the corporate governance listing standards of the NYSE, the Aleris Board has determined that the simultaneous service of Messrs. Kesler and Merow on the audit committees of more than three public companies will not impair their ability to effectively serve on Aleris’ Audit Committee.

The foregoing should be read in conjunction with the Proxy Statement, and you should consider the Proxy Statement to be amended to the extent set forth in this communication.

You may revoke your proxy in the manner described on the first page of the Proxy Statement or by any subsequent submission of your proxy by mail, telephone or Internet voting as described in your proxy materials. Also, any stockholder attending the Annual Meeting in person may vote in person even if he or she has returned a proxy.

Sincerely,

Christopher R. Clegg

Secretary